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                                  LAW OFFICES
                            DRINKER BIDDLE & REATH LLP
                      PHILADELPHIA NATIONAL BANK BUILDING
                             1345 CHESTNUT STREET
                          PHILADELPHIA, PA 19107-3496
                           TELEPHONE: 215( 988-2700
                                 TELEX: 834684
                              FAX: (215) 988-2757

Direct Dial Number:
     (215) 988-2700



                               April 29, 1997



Kulicke and Soffa Industries, Inc.
2101 Blair Mill Road
Willow Grove, PA  19090

Ladies and Gentlemen:

          We have acted as counsel to Kulicke and Soffa Industries, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-3 (No. 33-69734) under the Securities Act of 1933, as amended (the "Registration Statement"), covering (i) 3,000,000 shares of the Company's Common Stock, without par value (the "Common Stock") which are being sold by the Company and (ii) up to 450,000 shares of Common Stock which the underwriters will have an option to purchase from the Company solely to cover overallotments. All of the shares will be sold by the underwriters for whom Montgomery Securities, Lehman Brothers Inc. and Smith Barney Inc. are acting as representatives (collectively, the "Underwriters").

          In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and By-laws of the Company as amended through the effective date of the Registration Statement, resolutions of the Company's Board of Directors and such other documents and corporate records relating to the Company and the issuance of the Common Stock as we have deemed appropriate for the purpose of rendering this opinion. We express no opinion concerning the laws of any jurisdiction other
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Kulicke and Soffa Industries, Inc
April 29, 1997
Page 2




than the federal law of the United States and the Business Corporation Law of the Commonwealth of Pennsylvania.

          On the basis of the foregoing, it is our opinion that (i) appropriate corporate action has been taken to authorize the sale and issuance of up to 3,450,000 shares of Common Stock to be sold by the Company to the Underwriters (including up to 450,000 shares to be issued pursuant to the over-allotment option) and (ii) when issued and sold pursuant to the terms of the Underwriting Agreement, such shares of Common Stock will be legally issued, fully paid and nonassessable by the Company.

          We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under Section 7 of the Securities Act of 1933, as amended, as we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission.


                                    Very truly yours,


                                    /s/ Drinker Biddle & Reath LLP
                                    DRINKER BIDDLE & REATH